Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Wholly Owned Subsidiaries:

•	Sunnykey International Holdings Limited, incorporated in the British Virgin Islands

•	Global Education & Technology (HK) Limited, incorporated in Hong Kong

•	Global Elite Education Technology (Shanghai) Co., Ltd., incorporated in the People’s Republic of China

•	Beijing Global Education & Technology Co., Ltd., incorporated in the People’s Republic of China

Consolidated Affiliated Entities:

•	Shanghai Global Career Education & Technology Holdings Limited, incorporated in the People’s Republic of China

•	Beijing Global Xingxue Technology Development Co., Ltd., incorporated in the People’s Republic of China

•	Beijing Wuhu Zhongshi Consulting Co., Ltd., incorporated in the People’s Republic of China

•	Beijing Zhuo Er Ying Cai Culture Distribution Co., Ltd., incorporated in the People’s Republic of China

•	Global Career (Tianjin) Education and Technology Co., Ltd., incorporated in the People’s Republic of China

•	Suzhou Yisi Qiantu Education Consulting Company, incorporated in the People’s Republic of China

•	Wuxi Global Career Education Consulting Co., Ltd., incorporated in the People’s Republic of China

•	Nantong Qiantu Yisi Education Consulting Co., Ltd., incorporated in the People’s Republic of China

•	Guangzhou Tianxia Qiantu Education Information Consulting Co., Ltd., incorporated in the People’s Republic of China

•	Beijing Chaoyang District Global IELTS Training School, incorporated in the People’s Republic of China

•	Beijing Haidian District Global IELTS Training School, incorporated in the People’s Republic of China

•	Shanghai Yangpu District Global IELTS Training School, incorporated in the People’s Republic of China

•	Tianjin Hexi District Global IELTS Training School, incorporated in the People’s Republic of China

•	Nanjing Global IELTS Training Center, incorporated in the People’s Republic of China

•	Suzhou Global Elite Training Center, incorporated in the People’s Republic of China

•	Wuxi Global IELTS Training Center, incorporated in the People’s Republic of China

•	Nantong Chongchuan District Qiantu IELTS Training Center, incorporated in the People’s Republic of China

•	Guangzhou Yuexiu District Global Elite Training Center, incorporated in the People’s Republic of China

•	Shenzhen Luohu District Global IELTS Training Center, incorporated in the People’s Republic of China

•	Chengdu Global English School, incorporated in the People’s Republic of China

•	Chongqin Yuzhong Global IELTS Training School, incorporated in the People’s Republic of China

•	Changsha Furong District Global IELTS Training School, incorporated in the People’s Republic of China

•	Shenyang Global IELTS Training School, incorporated in the People’s Republic of China

•	Shanghai Huangpu District Kaiyu Culture Training Centre, incorporated in the People’s Republic of China

•	Xi’an Yanta District Ao’bo Foreign Language Training School, incorporated in the People’s Republic of China

•	Hangzhou Xiacheng District Global Foreign Language Training School, incorporated in the People’s Republic of China